Exhibit 99.1

Media Relations:	Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks to Acquire Smart Interface

Innovator Avnera Corporation

•                  Avnera Adds Highly Differentiated Analog/Mixed Signal Audio, Voice and Speech Processing Engines

•                  Substantially Expands Skyworks’ TAM in Synergistic, High Growth Applications

•                  Extends Reach across Artificial Intelligence, IoT, Enterprise and Automotive Markets

•                  Expected to Enhance Skyworks’ Gross Margin and be Immediately Accretive to Earnings

•                  Anticipated to Close by September 2018

IRVINE, Calif., and BEAVERTON, Ore., August 6, 2018 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog semiconductors connecting people, places and things, today announced it signed a definitive agreement to purchase Avnera Corporation, a leading developer of Analog System on Chips (ASoCs).  Acquisition of Avnera, a private fabless semiconductor supplier, augments Skyworks’ leadership in wireless connectivity by adding ultra-low power analog circuits to enable smart interfaces via acoustic signal processing, sensors and integrated software.  Upon consummation of the transaction, Skyworks will expand its addressable market by over $5 billion.  Target applications include AI speakers/microphones, virtual assistants, intelligent gaming controllers and vehicle in-dash systems as well as wired/wireless headsets.

“Voice is increasingly becoming the primary interface for artificial intelligence and Internet of Things applications.  Skyworks’ acquisition of Avnera will enable us to capitalize on the rapid proliferation of audio functionality and its convergence with our advanced connectivity solutions,” said Liam K. Griffin, president and chief executive officer of Skyworks.  “With Skyworks’ global sales channels, strong customer relationships and operational scale, we plan to leverage Avnera’s innovative product portfolio and systems expertise to increase our footprint in automotive, industrial, home automation, enterprise and high-end consumer markets.  In short, this transaction perfectly complements Skyworks’ product roadmap and will be highly synergistic across a broader customer set.”

“We are extremely excited to be joining forces with Skyworks to offer customers complete system solutions for next generation smart interface applications,” said Manpreet Khaira, chairman, president and chief executive officer of Avnera.  “Both companies share a vision of enabling ubiquitous, always-on communications through highly customized designs.  Together, we can develop, deliver and rapidly scale audio products with unprecedented integration and performance for the increasingly connected wireless world.”

At the heart of Avnera’s system solutions are market-specific ASoCs that combine breakthrough audio/voice analog circuits, highly efficient power management and custom hardware accelerators for smart acoustic signal processing/AI features.  Avnera’s ASoCs achieve the highest level of integration in the industry and set a new performance watermark from a power consumption and footprint standpoint – all underpinned by more than 100 issued and pending patents.  Key Avnera customers include Harman, JBL, Panasonic, Philips, Pioneer, Polk, Samsung, Sennheiser, Sony, Vizio and Yamaha.

Skyworks will pay $405 million in cash to Avnera equity holders at closing with up to an additional $20 million if certain performance targets are exceeded over a 12-month post-closing period.  The transaction has been approved by the boards of directors of both Skyworks and Avnera and is anticipated to close by September 2018, subject to customary closing conditions.  Excluding any non-recurring acquisition-related charges and amortization of intangibles, Skyworks expects the acquisition to be immediately accretive to diluted earnings per share.

About Skyworks

Skyworks Solutions, Inc. is empowering the wireless networking revolution.  Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.

Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (NASDAQ: SWKS).  For more information, please visit Skyworks’ website at: www.skyworksinc.com.

About Avnera

Since 2004, Avnera has been designing Analog System-on-Chips, integrating breakthrough low-power analog circuits.  As pioneers of Analog System-on-Chip (ASoC) technology, Avnera works closely with its partners to transform markets.  Over the last decade, Avnera has delivered circuit and system innovations that have set a new bar in minimizing power consumption and footprint sizes.  The world’s most respected brands trust Avnera to deliver disruptive features for their most innovative products.

Safe Harbor Statement

Any forward-looking statements contained in this press release are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include without limitation information relating to future events, results and expectations of Skyworks. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations (or negatives) of these words.  Actual events and/or results may differ materially and adversely from such forward-looking statements as a result of certain risks and uncertainties including, but not limited to, our ability to satisfy the closing conditions and close our acquisition of Avnera Corporation; our ability to successfully integrate Avnera Corporation’s operations; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; changes in laws, regulations and/or policies that could adversely affect our operations and financial results; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; our ability to obtain design wins from customers;  our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; our ability to develop, manufacture, and market innovative products and avoid product obsolescence; our ability to compete in the marketplace and achieve market acceptance of our products; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; the quality of our products; and other risks and uncertainties identified in the “Risk Factors” section of Skyworks’ most recent Annual Report on Form 10-K (and/or Quarterly Report on Form 10-Q) as filed with the Securities and Exchange Commission (“SEC”). Copies of Skyworks’ SEC filings can be obtained, free of charge, on Skyworks’ website (www.skyworksinc.com) or at the SEC’s website (www.sec.gov).  Any forward-looking statements contained in this press release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only, and are the property of their respective owners.

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